Exhibit 10.1

SYNOVUS FINANCIAL CORP.
Board of Directors Compensation
(Effective April 26, 2018)

Cash Compensation

Annual Board Retainer	$50,000

Annual Board Committee Member Retainers:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$15,000

Annual Committee Chair Retainers:**
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$15,000

Annual Lead Director Retainer	$25,000

**	Note: The committee chair will receive both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

An award of $75,000 in restricted stock units, which becomes fully vested and transferable upon the earlier to occur of the (x) completion of three years of service and (y) date the holder reaches retirement age pursuant to the Company’s Corporate Governance Guidelines.

Director Stock Purchase Plan

Annual maximum company cash contribution per director participant to company-sponsored open market stock purchase plan, with company’s contribution equal to 15% of director participant’s cash contribution, subject to annual maximum contribution limit by director of $20,000	$3,000